Exhibit 3.2
As Amended through February 23, 2021

WEST PHARMACEUTICAL SERVICES, INC. BYLAWS
ARTICLE I
SHAREHOLDERS

Section 1.Meetings.

(a)Annual Meeting. The annual meeting of the shareholders for the election of directors and for other business shall be held at such time as may be fixed by the board of directors, on the first Thursday of May in each year (or, if such is a legal holiday, on the next following day) or on such other day as may be fixed by the board of directors.

(b)Special Meetings. Special Meetings of the shareholders may be called at any time by the Chair of the Board, the President, or a majority of the board of directors. Such special meetings of the shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as shall be specified in the notices thereof. Only business within the purpose or purposes described in the notice thereof required by these bylaws may be conducted at a special meeting of the shareholders. No shareholder shall have the power to require that a meeting of the shareholders be held or that any matter be voted on by the shareholders at any special meeting, except as required by law.

(c)Place. Meetings of the shareholders shall be held at such place as may be fixed by the board of directors.

Section 2.Notice.

(a)Valid Notice. Written notice of the time and place of all meetings of shareholders and of the purpose of each special meeting of shareholders shall be given to each shareholder entitled to vote thereat at least five days before the date of the meeting, unless a greater period of notice is required by law in a particular case. If such notice is mailed, it shall be deemed to have been delivered to a shareholder on the third day after it is deposited in the United States mail, postage prepaid, addressed to the shareholder at his or her address as it appears on the record of shareholders of the Company, or, if he or she shall have filed with the Secretary of the Company a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. Such further notice shall be given as may be required by law or otherwise by these bylaws.

(b)Waivers of Notice. No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in a written waiver of notice. The attendance of any shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.Voting

(a)Votes. Except as otherwise provided herein, or in the Articles of Incorporation, or by applicable law, every shareholder shall have the right at every shareholders’ meeting to one vote for every share standing in his name on the books of the Company which is entitled to vote at such meeting. Every shareholder may vote either in person or by proxy. No shareholder shall be entitled to participate in any meeting of shareholders by means of conference telephone or similar communications equipment unless the board of directors shall have provided by resolution for such participation.

(b)Proxies. Any shareholder entitled to vote at any meeting of the shareholders or to express consent to or dissent from corporate action in writing without a meeting may vote in person or may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy executed in writing by the shareholder. A shareholder may authorize a valid proxy by executing a written instrument signed by such shareholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature or photographic, photostatic, or similar reproduction or by transmitting or authorizing the transmission of a telegram or any other means of electronic communication that results in a writing to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy unless such proxy provides for a longer period. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Company. Proxies by telegram or other electronic communication must either set forth or be submitted with information from which it can be determined that the telegram or other electronic communication was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 4.Quorum and Required Vote. Except as otherwise provided herein, or in the Articles of Incorporation, or by applicable law, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Company entitled to vote at a meeting shall constitute a quorum. If a quorum is not present, no business shall be transacted except to adjourn to a future time. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Subject to the Articles of Incorporation, at each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving a majority of the votes cast at such election shall be elected; provided, however, that at any meeting of the stockholders for which the Secretary of the Company determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or represented by proxy at such meeting and entitled to vote on the election of directors. For purposes of this Article I, Section 4, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall include votes “for” and “against” a nominee, but shall exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. If a director is not elected, the director shall offer to tender his or her resignation to the board of directors. The board of directors will publicly disclose its decision with respect to whether to accept or reject the resignation, or whether other action should be taken, and the rationale behind such decision within ninety (90) days from the date of the certification of the election results.

Section 5.Nomination of Directors.

(a)Director Nominations. Nominations for election of directors at a meeting of shareholders may be made by the board of directors.

(b)Shareholder Recommendations. Recommendations for nomination for election of directors at a meeting of shareholders may be made by any shareholder entitled to vote for election of directors at such meeting, provided, that such recommendation for nomination made by such a shareholder pursuant to this Section 5 shall be made by written notice (the “Recommendation Notice”) of the shareholder’s desire to have a director nominated at the meeting given to and received by the Secretary of the Company in the manner and within the time specified in this Section 5. The Recommendation Notice shall be delivered to the Secretary of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary of the date the Company commenced mailing of its proxy materials in connection with the most recent annual meeting (as stated in the Company’s proxy materials) of shareholders; provided, however, that in the event less than 21 days’ notice or prior public disclosure of the date of the meeting is given to shareholders or made, the Recommendation Notice shall be delivered to the Secretary of the Company not later than the earlier of (i) the seventh day following the day on which notice of the date of the meeting was first mailed to shareholders or such public disclosure was made, whichever occurs first, or (ii) the fourth day prior to the meeting. In lieu of delivery to the Secretary, the Recommendation Notice may be mailed to the Secretary by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Recommendation Notice as described above. If the board of directors of the Company determines that the nominee or nominees contained in a Recommendation Notice delivered solely pursuant to this Section 5(b) should be included as a nominee for election to the board of directors of the Company at a meeting of shareholders called for such purpose, such nominee or nominees shall be included as a director nominee on the Company’s proxy statement related to such meeting of shareholders.

(c)Shareholder Nominations. Notwithstanding the foregoing, nominations for election of directors at a meeting of shareholders called for such purpose may be made by a “Proposing Person” (as defined below) pursuant to this Section 5, provided that such Proposing Person solicits its own proxy from the shareholders of the Company (i.e., the Company shall in no way be obligated to include such nominee or nominees on the Company’s proxy statement related to such meeting of shareholders); provided, however, that such nominations made by such a Proposing Person shall be made by written notice (the “Nomination Notice”) of the Proposing Person’s intent to nominate a director at the meeting given to and received by the Secretary of the Company in the manner and within the time specified in this Section 5. The Nomination Notice shall be delivered to the Secretary of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days of the anniversary of the date the Company commenced mailing of its proxy materials (as stated in such proxy materials) in connection with the most recent annual meeting of shareholders; provided, however, that in the event less than 21 days’ notice or prior public disclosure of the date of the meeting is given to shareholders or made, the Nomination Notice shall be delivered to the Secretary of the Company not later than the earlier of (i) the seventh day following the day on which notice of the date of the meeting was first mailed to shareholders or such public disclosure was made, whichever occurs first, or (ii) the fourth day prior to the meeting. In lieu of delivery to the Secretary, the Nomination Notice may be mailed to the Secretary by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above. The term “Proposing Person” means (i) the shareholder giving a Recommendation

Notice, Nomination Notice or “Access Nomination Notice” (as defined below), as applicable, or of a proposal of any other matter to be brought before an annual meeting pursuant to Section 6 of Article I of these bylaws, (ii) the beneficial owner, if any, on whose behalf the nomination or proposal is made, (iii) any affiliate or associate of such beneficial owner or shareholder and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert.

(d)Contents of the Recommendation Notice and the Nomination Notice. Each of the Recommendation Notice and the Nomination Notice shall be in writing and shall contain or be accompanied by:

(1)the name and address, as they appear on the Company’s books, of the Proposing Person giving the Recommendation Notice or the Nomination Notice, as applicable;

(2)a representation that the shareholder giving the Recommendation Notice or the Nomination Notice, as applicable, is the holder of record of the Company’s shares and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Recommendation Notice or the Nomination Notice, as applicable and setting forth as to the shareholder or beneficial owner on whose behalf the Recommendation Notice or the Nomination Notice, as applicable, is made: (i) the number and class of the Company’s securities which are, directly or indirectly, owned beneficially and of record, by such Proposing Person, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of the Company’s securities or with a value derived in whole or in part from the value of any class or series of the Company’s securities, whether or not such instrument or right shall be subject to settlement in the underlying class or series of the Company’s securities or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the Company’s securities, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Person has a right to vote any shares of any security of the Company, (iv) any short interest of such Proposing Person in any of the Company’s securities (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the Company’s securities owned beneficially by such Proposing Person that are separated or separable from the underlying securities of the Company, (vi) any proportionate interest in the Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (vii) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of the Company’s securities or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such Proposing Person’s immediate family sharing the same household (which information shall be supplemented by such Proposing Person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (viii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, (or pursuant to any successor act or regulation) (the “Exchange Act”) and the rules and regulations promulgated thereunder, (ix) in the case of one or more shareholders giving such Recommendation Notice or Nomination Notice, a representation that the shareholder(s) is a holder of record of the shares of the Company entitled to vote at such meeting, intends to continue to hold such shares through the conclusion of such shareholders meeting, and intends to appear in person or by a qualified representative at the meeting to propose such nomination, and (x) a representation as to whether such Proposing Person intends to (A) deliver a proxy statement and/or any form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from shareholder in support of such nomination;

(3)as to each proposed nominee (each, a “Prospective Nominee”), (i) his name, age, business address and, if known, residence address, (ii) his principal occupation or employment, (iii) the number and class of the Company’s securities beneficially owned by him, (iv) information necessary to determine if such nominee is an “Independent Director” meeting the requirements of Section 7 of Article II of these bylaws, (v) all information with respect to such Prospective Nominee that would be required to be set forth in a Shareholder’s Notice pursuant to paragraph (d)(2) of this Section 5 of Article I if the term “Prospective

Nominee” were substituted for the term “Proposing Person” where it appears in such paragraph, (vi) such other information regarding such nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the Securities and Exchange Commission under the Exchange Act and Rule 14a-11 thereunder, had proxies been solicited with respect to such nominee by the management or board of directors of the Company, and (vii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person(s), on the one hand, and any of such Prospective Nominee, his or her respective affiliates or associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act if the Proposing Person were the “registrant” for purposes of such rule and the Prospective Nominee were a director or executive officer of such registrant;

(4)a description of all arrangements or understandings among the Proposing Person giving the Recommendation Notice or the Nomination Notice, as applicable, and each Prospective Nominee and any other person or persons (naming such person or persons) pursuant to which the recommendation or recommendations or nomination or nominations are to be made by the Proposing Person;

(5)the consent of each Prospective Nominee to serve as a director of the Company if so elected; and

(6)a completed and signed questionnaire, representation and agreement required by Section 8 of this Article I.

The Company may require any Prospective Nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of the nominee to serve as a director.

(e)Determination of Compliance. If a judge or judges of election shall not have been appointed pursuant to these bylaws, the Chair of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the procedures of this Section 5 and, in such event, the nomination shall be disregarded. Any decision by the judge or judges of election or the Chair of the meeting, as applicable, shall be conclusive and binding upon all shareholders of the Company for any purpose.

Section 6.Notice of Business at Annual Meetings.

(a)Notice Required. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (2) otherwise properly brought before the meeting by or at the direction of the board of directors or (3) properly brought before the meeting by a shareholder. For business relating to the election of directors of the Company to be properly brought before an annual meeting by a shareholder, the procedures in Section 5 of this Article I or Section 7 of this Article I, as applicable, must be complied with. If such business relates to any other matter, the shareholder must give written notice (the “Business Notice”) of the shareholder’s intent to propose business at the annual meeting to the Secretary of the Company in the manner and within the time specified in this Section 6. The Business Notice shall be delivered to the Secretary of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary of the date the Company commenced mailing of its proxy materials (as stated in such proxy materials) in connection with the most recent annual meeting of shareholders; provided, however, that in the event that less than 21 days’ notice or prior public disclosure of the date of the meeting is given to shareholders or made, the Business Notice shall be delivered to the Secretary of the Company not later than the earlier of (i) the seventh day following the day on which such notice of the date of the meeting was first mailed to shareholders or such public disclosure was made, whichever occurs first, or (ii) the fourth day prior to the meeting. In lieu of delivering to the Secretary, the Business Notice may be mailed to the Secretary by certified mall, return receipt requested, but shall be deemed to have been given only upon receipt by the Secretary.

(b)Content of Notice. The Business Notice shall be in writing and shall contain or be accompanied by the following as to each matter the shareholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company’s books, of the shareholder giving the Business Notice, (3) the number and class of the Company’s securities which are, directly or indirectly, owned beneficially and of record, by such shareholder and the beneficial owner on whose behalf the Business Notice is made, (4) any Derivative Instrument directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the Company’s securities, (5) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the Company, (6) any short interest of such shareholder or beneficial owner in any of the Company’s securities (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (7) any rights to dividends on the Company’s securities owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying securities of the Company, (8) any proportionate interest in Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (9) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of the Company’s securities or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (10) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (11) any material interest of the shareholder giving the Business Notice in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 6, except that any shareholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated by the Securities and Exchange Commission under the Exchange Act and is to be included in the Company’s proxy statement for an annual meeting of shareholders shall be deemed to comply with the requirements of this Section 6.

(c)Determination of Compliance. If a judge or judges of election shall not have been appointed pursuant to these bylaws, the Chair of the meeting may, if the facts warrant, determine and declare to the meeting that any business brought before the meeting was not done so in accordance with the procedures of this Section 6 and, in such event, the business shall be disregarded. Any decision by the judge or judges of election or the Chair of the meeting, as applicable, shall be conclusive and binding upon all shareholders of the Company for any purpose.

Section 7.Proxy Access.
(a)Whenever the board of directors solicits proxies with respect to the election of directors of the Company at an annual meeting of shareholders, the Company shall include in the proxy statement distributed on behalf of the board of directors for such annual meeting the information specified below (the “Required Information”) with respect to (i) the Access Eligible Shareholder (as defined below) proposing to make a nomination for a director of the Company and who expressly elects at the time of providing the notice required by this Section 7 (the “Access Nomination Notice”) to have its nominee included in the Company’s proxy materials pursuant to this Section 7, (ii) and the nominee to be nominated (an “Access Nominee”); provided that the Access Nomination Notice complies with the other requirements of the Articles of Incorporation, these bylaws and all applicable laws or regulations.  The Required Information shall be (x) all information concerning the Access Nominee and the Access Eligible Shareholder required to be disclosed in the Company’s proxy statement under the rules and regulations of the Exchange Act, these bylaws, the Articles of Incorporation and applicable law and (y) if the Access Eligible Shareholder so elects, a statement (the “Statement”) of not more than 500 words in support of the nomination that shall comply with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
(b)The Company shall not be required to provide access to the Company’s proxy materials with respect to any annual meeting of shareholders for more than the Maximum Number (as defined below) of Access Nominees. Any Access Eligible Shareholder submitting more than one Access Nominee for inclusion in the Company’s proxy materials pursuant to this Section 7 shall rank such Access Nominees based on the order that the Access Eligible Shareholder desires such Access Nominees to be selected for inclusion in the Company’s proxy statement in the event that the total number of Access Nominees submitted by Access Eligible Shareholders pursuant to this Section 7 exceeds the Maximum Number. If there are more than the Maximum Number of nominations for which access to the Company’s proxy materials has been sought in compliance with this Section 7, the highest ranking Access Nominee who meets the requirements of this Section 7 from each Access Eligible Shareholder will be selected for inclusion in the Company’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Company each Access Eligible Shareholder disclosed as Owned in its respective Access Nomination Notice submitted to the Company. If the Maximum Number is not reached after the highest ranking Access Nominee who meets the requirements of this Section 7 from each Access Eligible Shareholder has been selected, this selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached. Following such determination, if any Access Nominee who satisfies the eligibility requirements in this Section 7 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Access Eligible Shareholder) or (ii) is thereafter not submitted for director election for any reason (including the failure to comply with this Section 7) other than due to a failure by the Company to include such Access Nominee in the proxy materials in violation of this Section 7, no other nominee or nominees (other than any Access Nominee already determined to be included in the Company’s proxy materials who continues to satisfy the eligibility requirements of this Section 7) shall be included in the Company’s proxy materials or otherwise submitted for director election pursuant to this Section 7.
(c)The Company shall not be required to provide access to the Company’s proxy materials with respect to any annual meeting of shareholders if it receives timely notice pursuant to Section 5(c) of this Article I that any Proposing Person proposes (or multiple Proposing Persons propose) to nominate (i) a Prospective Nominee for election with respect to which such access is not being requested or (ii) if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act or any successor rule against a nominee of the board of directors.
(d)In order for the Access Nominee to be eligible for election at the annual meeting and the Required Information about such nominee of an Access Eligible Shareholder to be included in the Company’s proxy materials, the following requirements must be satisfied:
(1)The nomination must be made pursuant to a timely Access Nomination Notice to the Secretary of the Company. For such Access Nomination Notice to be deemed timely given, an Access Eligible Shareholder must first notify the Company that such Access Eligible Shareholder intends to nominate an Access Nominee, and all of the information required by this Section 7 as well as Section 5(d) of this Article I must be received by the Secretary of the Company at the Company’s principal executive offices not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary of the date the Company commenced mailing of its proxy materials (as stated in such proxy materials) in connection with the most recent annual meeting of shareholders. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an Access Nomination Notice as described above.
(2)The Access Nomination Notice shall contain or be accompanied by the following, which shall be received by the Secretary of the Company within the time period specified in this Section 7 for providing the Access Nomination Notice: (i) the name and address of the Access Eligible Shareholder and, if applicable, each member of a group of persons constituting an Access Eligible

Shareholder, and an express election to have its Access Nominee included in the Company’s proxy materials pursuant to this Section 7; (ii) the Required Information; (iii) a statement certifying the number of shares the Access Eligible Shareholder (and each member of a group of persons constituting the Access Eligible Shareholder) is deemed to Own and has Owned continuously for the three year period prior to the Submission Date (as defined below) of the Access Nomination Notice for the purposes of this Section 7, which statement shall also be included in the Schedule 14N filed with the SEC; (iv) to the extent that an Access Eligible Shareholder (or any member of a group of persons constituting an Access Eligible Shareholder) is not or has not been continuously the holder of record of the shares of the Company that are being used to satisfy the requisite Minimum Ownership and Minimum Holding Period requirements to establish its or their status as an Access Eligible Shareholder, (A) one or more written statements from the holder of record of the shares (and from each intermediary through which each such person derives, or during the Minimum Holding Period has derived, Ownership of such shares) verifying that, as of a date within seven (7) calendar days preceding the Submission Date, each such person Owns such shares and has Owned at least Minimum Ownership continuously for at least the Minimum Holding Period, and (B) an agreement to provide, within five (5) business days after the record date for determining shareholders entitled to vote at the annual meeting of shareholders, written statements from the holder of record and intermediaries verifying the continuous ownership of the Access Eligible Shareholder (including each member of a group of persons constituting an Access Eligible Shareholder) of such shares through and including such record date; (v) a representation and undertaking by the Access Eligible Shareholder (including each member of a group of persons constituting an Access Eligible Shareholder) that it, its Access Nominee and each of its and its Access Nominee’s affiliates and associates: (A) intends to continue to Own the shares satisfying the Minimum Ownership through the conclusion of the annual meeting of shareholders; (B) has not nominated and will not nominate for election to the board of directors at the annual meeting of shareholders any individual other than its Access Nominee(s); (C) has not engaged and will not engage in, and has not and will not be a “participant” (within the meaning of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act or any successor rule) in, a “solicitation” (within the meaning of Rule 14a-1(l) under the Exchange Act or any successor rule) in support of the election of any individual as a director at the annual meeting of shareholders other than its named Access Nominee or a nominee of the board of directors; and (D) will not distribute to any shareholder any form of proxy for the annual meeting of shareholders other than the form distributed by the Company;

(vi) a representation and undertaking by the Access Eligible Shareholder (including each member of a group of persons constituting an Access Eligible Shareholder) that it acquired the shares Owned, including the requisite number of shares qualifying the Access Eligible Shareholder to submit an Access Nominee, in the ordinary course of business and that (x) as of the Submission Date and (y) at all times until the election of directors at the annual meeting of shareholders, in each case neither it nor the Access Nominee nor any affiliates and associates of it or its Access Nominee Owns or shall Own, as applicable, any securities of the Company for the purpose, or with the effect, of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having that purpose or effect, including any transaction referred to in Rule 13d–3(b) under the Exchange Act or any successor rule, other than solely by reason of seeking the election as a director of its named Access Nominee; (vii) a representation and undertaking by the Access Eligible Shareholder (including each member of a group of persons constituting an Access Eligible Shareholder) that: (A) the Access Eligible Shareholder agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the annual meeting of shareholders or applicable to the filing and use, if any, of soliciting material; (B) it will provide facts, statements and other information in all communications with the Company and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will promptly provide any other information reasonably requested by the Company, including, without limitation, to evidence or support any such facts, statements or other information; and (C) it will file with the Securities and Exchange Commission (the “SEC”) any solicitation or other communication with any of the Company’s shareholders relating to the annual meeting of shareholders at which the Access Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; (viii) an undertaking by the Access Eligible Shareholder (including each member of a group of persons constituting an Access Eligible Shareholder) acknowledging its responsibility for the Required Information, all other information submitted to the Company pursuant to this Section 7 and all of its and its Access Nominee’s communications to shareholders in connection with the election of directors at the annual meeting of shareholders. In such undertaking, the Access Eligible Shareholder (including each member of a group of persons constituting an Access Eligible Shareholder) shall: (A) expressly assume all liability to which the Company or any of its affiliates, or any director, officer, employee or representative thereof, may be subject as a result of any legal or regulatory violation arising out of any such information or communication made available by or on behalf of the Access Eligible Shareholder or any of its affiliates or its Access Nominee to the Company or to any shareholder of the Company in connection with the election of directors at the annual meeting of shareholders; and (B) agree to indemnify and hold harmless the Company and any of its affiliates, and any director, officer, employee or representative thereof, individually against any liability, loss or damage in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against any such person arising out of or based upon any nomination, solicitation or other activity by the Access Eligible Shareholder in connection with its efforts to elect the Access Nominee pursuant to this Section 7; (ix) if the Access Nomination Notice is submitted by a group of persons that together constitute an Access Eligible Shareholder, an agreement executed by all members of such group (A) designating one group member that is authorized to act on behalf of all members of the group with respect to the nomination and any and all matters related thereto, including withdrawal of the nomination; and (B) acknowledging and agreeing that the undertaking, as well as the assumption of liability and indemnification obligations set forth in paragraph (d)(2)(viii) of this Section 7 shall apply to each member of such group on a joint and several basis; (x) a statement of whether or not the Access Eligible Shareholder (including each member of any group of persons constituting an Access Eligible Shareholder) intends to maintain the Minimum Ownership for at least one year following the annual meeting (subject to any mandatory fund rebalancing required by such person’s preexisting governing instruments or written investment policies); (xi) a copy of the Schedule 14N (or any successor form thereto) that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act or any successor rule; (xii) consent of the Access Nominee to being named in the proxy statement and as a nominee, and to serving as a director and acting as a representative of all shareholders if elected, and all information, agreements and undertakings by each Access Nominee that would be required to be provided by a Prospective Nominee who is nominated pursuant to Section 5 of this Article I, and any other information reasonably requested by the Company, including, without limitation, to evidence or support any facts, statements or other information; (xiii) a representation and undertaking by the Access Nominee that such nominee (A) is and will continue to be Independent, (B) is not a Disqualified Repeat Nominee, (C) is not, and continues not to be, a Disqualified Person, (D) is and will continue to be in compliance with the Company’s Corporate Governance Principles to the extent applicable to directors and director nominees and (E) is not and will not become a party to any agreement, arrangement, or understanding with any person other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director; (xiv) the details of any position of the Access Nominee as an officer or director of any competitor (that does not result in such Access Nominee to become a Disqualified Person) or significant supplier, customer or counterparty of the Company within the three years preceding the Submission Date; and (xv) any other information, representations and agreements that are the same as those that would be required to be set forth in a Nomination Notice pursuant to Section 5 of this Article I.
(3)The Access Nominee shall meet and shall continue to meet the criteria set forth in paragraph (d)(2)(xiii) of this Section 7.
(4)Neither the Access Nominee nor the applicable Access Eligible Shareholder (including none of the members of any group of persons constituting an Access Eligible Shareholder) shall have provided information to the Company in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the board of directors or any committee thereof.
(5)Each of the Access Nominee and the applicable Access Eligible Shareholder (including each of the members of any group of persons constituting an Access Eligible Shareholder) shall not have failed to comply with its agreements, representations, undertakings and other obligations pursuant to these bylaws, including, but not limited to, this Section 7.
(6)The information and documents required by this paragraph (d) of Section 7 shall be (i) provided with respect to and executed by each Access Eligible Shareholder or, in the case of an Access Eligible Shareholder comprised of a group of persons, each member in that group; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of an Access Eligible Shareholder or, in the case of an Access Eligible Shareholder comprised of a group of persons, each member in that group. A breach of any obligation, agreement or representation in or pursuant to this Section 7 by any member of such group or any Access Nominee shall be deemed a breach by the Access Eligible Shareholder. The Access Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this paragraph (d) of Section 7 (other than such notices, confirmations, information and documents contemplated to be provided after the date the Access Nomination Notice is provided, including, without limitation, the confirmation contemplated by clause (ii) of paragraph (d)(1) of this Section 7) have been delivered to or, if sent by mail, received by the Secretary of the Company (the “Submission Date”).
(e)Notwithstanding anything to the contrary herein, the Company may omit from its proxy materials any information or statement that it, in good faith, believes (1) is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading), (2) would violate any applicable law, regulation or listing standard, or (3) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.
(f)The Access Eligible Shareholder and its Access Nominee shall each provide to the Company prompt written notice of:
(1)any material error recognized by the Access Eligible Shareholder or its Access Nominee in, or any change in circumstances that makes incorrect or misleading in any material respect (collectively, an “error”), the information previously provided by the Access Eligible Shareholder or its nominee in the Access Nomination Notice or otherwise provided to the Company or to its shareholders in connection with the nomination, and the information that is required to correct any such error (it being understood that providing any such notification shall not be deemed to cure any such error or limit the remedies (including, without limitation, under these bylaws) available to the Company relating to any such error); or
(2)any material change in its Ownership of shares of the Company occurring since the Submission Date and before the election of directors at the annual meeting; provided, without limiting the generality of the foregoing, that any failure to satisfy the Minimum Ownership requirement shall constitute a material change.
(g)If the board of directors nominates an Access Nominee as part of the board of directors’ slate of nominees, the notice provided pursuant to this Section 7 will be deemed withdrawn and the former Access Nominee shall be presented to the shareholders at the annual meeting in the same manner as any other nominee of the board of directors, except that the Access Nominee shall be considered a director for whom access to the Company’s proxy materials was provided for all purposes of these bylaws, including the determination of the Maximum Number of Access Nominees.
(h)If, after the deadline for submitting an Access Nomination Notice as set forth in paragraph (d)(1) of this Section 7, (i) an Access Eligible Shareholder becomes ineligible to nominate a director for inclusion in the Company’s proxy materials pursuant to this Section 7 or withdraws such nomination, or (ii) an Access Nominee withdraws from or becomes unwilling, ineligible or unavailable for election at the meeting or to serve on the board of directors for any reason or to be named in the Company’s proxy materials pursuant to this Section 7, in each case whether before or after the mailing of a definitive proxy statement, including for the failure to comply with any provision of these bylaws (provided that in no event shall any such ineligibility, withdrawal, unwillingness or unavailability commence a new time period (or extend any time period) for the giving of an Access Nomination Notice), then the nomination of any Access Nominee by a person described in clause (i) of this paragraph, and of any Access Nominee described in clause (ii) of this paragraph, shall be disregarded, and the Company (x) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Access Nominee or any successor or replacement nominee and (y) may otherwise communicate to shareholders, including by amending or supplementing its proxy statement or ballot or form of proxy, that any such Access Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting. No other nominee may be substituted by the Access Eligible Shareholder that nominated any such Access Nominee.
(i)Except as otherwise provided by law, the Articles of Incorporation or these bylaws, if a judge or judges of election shall not have been appointed pursuant to these bylaws, the Chair of the meeting shall, if the facts warrant, determine and declare that (i) a nomination was not made in accordance with the procedures prescribed by this Section 7, (ii) an Access Nominee is ineligible to be named in the Company’s proxy materials pursuant to this Section 7 or to be considered for election at the meeting, or (iii) an Access Nominee and/or the applicable Access Eligible Shareholder shall have breached its or their representations, undertakings, agreements or obligations under or pursuant to this Section 7, and in each such case, the judge or judges of election or the Chair of the meeting, as applicable, shall so declare at the meeting and the nomination shall be disregarded notwithstanding that proxies in respect of the nomination of the relevant Access Nominee may have been received by the Company. Any decision by the judge or judges of election or the Chair of the meeting, as applicable, shall be conclusive and binding upon all shareholders of the Company for any purpose
(j)This Section 7 shall be the exclusive method for shareholders or Access Eligible Shareholders to include nominees for director in the Company’s proxy materials. Notwithstanding anything to the contrary contained in this Section 7, the Company may solicit against, and include in the proxy statement and any supplemental proxy materials its own statements relating to, any Access Nominee.
(k)For purposes of these bylaws, the following definitions shall apply:
(1)An “Access Eligible Shareholder” shall mean a person (or a group of not more than twenty (20) persons formed for the purpose of seeking access pursuant to this Section 7; provided that a group of funds that are (i) under common management and investment control, or (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one person for this purpose if the Access Eligible Shareholder provides, no later than the deadline for submitting the Access Nomination Notice pursuant to paragraph (d)(1) of this Section 7, documentation reasonably satisfactory to the Company to evidence the same) who or which has continuously Owned (as defined below) 3% or more of the outstanding shares of the Company as of the most recent date for which such number is disclosed by the Company in any filing by the Company with the SEC prior to submission of the Access Nomination Notice (the “Minimum Ownership”) continuously for a minimum of three full years prior to and as of the Submission Date (the “Minimum Holding Period”) and continue(s) to Own at least the same amount of securities so owned by such person or group of persons through the record date for the annual meeting of shareholders and the date of the annual meeting of shareholders.
For purposes of this Section 7, persons who jointly nominate an individual for election as a director shall be considered an Access Eligible Shareholder only if they have agreed in writing to so act, are so identified in the Access Nomination Notice and the information and the undertakings required by this Section 7 for an Access Eligible Shareholder are provided by and with respect to each such person. For the avoidance of doubt, for purposes of determining if persons who claim jointly to satisfy the Minimum Ownership and Minimum Holding Period requirements for an Access Eligible Shareholder, only the common shares of the Company Owned by any member of a group continuously for at least three full years shall be aggregated with the common shares Owned continuously for three years by each other person acting jointly to constitute an Access Eligible Shareholder. A record holder acting on behalf of a beneficial owner will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately as a member of such group, subject to the other provisions of this Section 7.  No person may be a member of more than one group of persons constituting an Access Eligible Shareholder with respect to any annual meeting of shareholders and if any person appears as a member of more than one group, then it shall be deemed to be a member of the group that has the largest amount of shares of the Company disclosed as owned in the Access Nomination Notice.
(2)A “Disqualified Person” means a nominee (i) whose election as a member of the board of directors, or inclusion of such nominee in the Company’s proxy materials, would cause the Company to be in violation of these bylaws, the Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the shares of the Company are traded, or any applicable state or federal law, rule or regulation; (ii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (iii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; or (iv) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or any successor rule;
(3)A “Disqualified Repeat Nominee” in respect of an annual meeting of shareholders shall mean an individual as to whom access to the Company’s proxy materials was provided pursuant to this Section 7 for either of the two most recent annual meetings of shareholders and (i) who withdrew from or became unwilling, ineligible or unavailable for election at the meeting or to serve on the board of directors for any reason or (ii) received at such meeting votes in favor of his or her election representing less than 25% of the total votes cast with respect to his or her election. For the avoidance of doubt, neither this paragraph (k)(3) nor paragraph (d)(2)(iii) of this Section 7 shall prevent any shareholder from nominating any person to the board of directors pursuant to and in accordance with Section 5(c) of this Article I.
(4)“Independent” with respect to an Access Nominee shall mean that the nominee would be considered an independent director in accordance with the listing standards of the principal U.S. exchange upon which the shares of the Company trade, any applicable rules of the SEC and any additional publicly disclosed standards used by the board of directors or a duly authorized committee thereof in determining and disclosing the independence of the Company’s directors in accordance with the rules of the Securities and Exchange Commission, such principal U.S. exchange or otherwise.
(5)The “Maximum Number” of Access Nominees for an annual meeting of shareholders shall be that number of directors constituting the greater of (x) two or (y) 20% of the total number of directors in office as of the deadline for submitting an Access Nomination Notice as set forth in paragraph (d)(1) of this Section 7 (rounded down to the nearest whole number). In the event that one or more vacancies for any reason occurs after such date but before the date of the annual meeting of shareholders and the size of the board of directors is reduced in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number shall be reduced by any of the following, whether occurring before or after the deadline for submitting an Access Nomination Notice: (i) any person who is or will be nominated by the board of directors pursuant to paragraph (g) of this Section 7; (ii) the number of directors in office on such date who were nominated at any of the three most recent annual meetings of shareholders pursuant to this Section 7 (including by the board of directors pursuant to paragraph (g) of this Section 7) or pursuant to Section 5 of this Article I, other than such directors whose term of office will expire at such annual meeting of shareholders and who is not seeking (or agreeing) to be nominated at such meeting for another term of office; (iii) any person who is nominated by an Access Eligible Shareholder pursuant to this Section 7 but whose nomination is subsequently withdrawn or who becomes unwilling, ineligible or unavailable for election at the meeting, to serve as a director for any reason or to be named in the Company’s proxy materials pursuant to this Section 7; or (iv) any person who is or will be nominated by the board of directors pursuant to an agreement, understanding or arrangement with one or more shareholders or group of shareholders (other than any agreement, understanding or arrangement entered into in connection with an acquisition of shares of the Company, by such shareholder or group of shareholders, from the Company).
(6)“Ownership” (and its correlative terms “Owned,” “Owning” and other variations of the word “Own”), when used to describe the nature of a person’s ownership of shares of the Company, shall mean those outstanding shares of common stock the Company (“common shares”) as to which the person in question possesses (i) the full unhedged power to vote or direct the voting of such shares, (ii) the full unhedged economic incidents of ownership of such shares (including the full right to profits and the full risk of loss), and (iii) the full unhedged power to dispose of or direct the disposition of such shares; provided that the number of shares calculated in accordance with clauses (i), (ii) and (iii) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, or purchased by such person or any of its affiliates but the purchase has not settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or other agreement or understanding entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding common shares of the Company, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.  A person shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person.  A person’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided, that the person has the power to recall such loaned shares on five (5) business days’ notice, and recalls such shares promptly upon being notified by the Company that the applicable Access Nominee will be included in the proxy materials.
Section 8.Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice pursuant to Sections 5 or 7 of this Article I, as applicable, to the Secretary at the principal executive offices of the Company a completed and executed written questionnaire (the form of which questionnaire shall be provided by the Secretary upon written request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made, and an executed written representation and agreement (the form of which shall be provided by the Secretary upon written request) that such person (a) is not, at the time of election will not be, and during his or her service as a director of the Company will not become, a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (i) that has not been disclosed to the Company or (ii) that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (b) is not, at the time of election will not be, and during his or her service as a director of the Company will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (c) if elected as a director of the Company, would be in compliance with, and at all times during his or her service as a director will remain in compliance with, in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and stock trading policies and guidelines of the Company.

ARTICLE II
DIRECTORS

Section 1.Number and Term. Subject to the provisions of the Articles of Incorporation and of applicable law, the board of directors shall have the authority to (i) determine the number of directors to constitute the board, and (ii) fix the terms of office of the directors and classify each director in respect of the time for which he shall hold office.

Section 2.Powers. The business of the Company shall be managed by the board of directors, which shall have all powers conferred by applicable law and these bylaws. The board of directors shall elect, remove or suspend officers, determine their duties and compensations, and require security in such amounts as it may deem proper.

Section 3.Chair of the Board. The board of directors shall elect one of its members to be the Chair of the board (“Chair of the Board”) for such term of office as the board of directors shall determine, but no longer than a one-year term. The Chair of the Board may not be elected to serve more than four annual terms in succession, unless he or she is an employee of the Company or as otherwise determined by board of directors. The Chair of the Board may be removed at any time with or without cause by the affirmative vote of a majority of the entire board of directors. The Chair of the Board may be an Independent Director (as hereinafter defined) and shall not be deemed to be an officer of the Company unless he or she is an employee of the Company. The Chair of the Board shall preside at all meetings of the board of directors and the shareholders and shall have such other powers and duties as may from time to time be assigned by the board of directors. The Chair of the Board shall make reports to the board of directors and the shareholders and shall see that all orders and resolutions of the board and any committees thereof are carried into effect. In the absence of the Chair of the Board, a director selected by a majority of the board of directors shall discharge the duties of the Chair of the Board.

Section 4.Committees. The board of directors shall establish and maintain a Compensation Committee, a Nominating and Governance Committee and an Audit Committee and may establish such other committees as It shall deem appropriate. Each such committee shall consist of one or more directors and shall have such powers and duties as the board of directors shall determine.

Section 5.Meetings.

(a)Regular Meetings. Regular meetings shall be held at such times as the board shall designate by resolution. Notice of regular meetings need not be given.

(b)Special Meetings. Special meetings of the board may be called at any time by the Chair of the Board or the President and shall be called by him upon the written request of one-third of the directors. Notice of the time, place and general nature of the business to be transacted at each special meeting shall be given to each director at least 24 hours (in the case of notice by telephone) or two days (in the case of notice by other means) before such meeting.

(c)Place. Meetings of the board of directors shall be held at such place as the board may designate or as may be designated in the notice calling the meeting.

(d)Participation. One or more directors may participate in a meeting of the board or a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 6.Quorum. A majority of all the directors in office shall constitute a quorum for the transaction of business at any meeting and, except as provided in Article VI, the acts of a majority of the directors present at any meeting at which a quorum is present shall be the acts of the board of directors.

Section 7.Vacancies. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority of the directors then in office, though less than a quorum, and each person so elected shall be a director to serve for the balance of the unexpired term and until his successor is duly elected and qualified.

Section 8.Independent Directors.

(a)Definition of Independent Director. For purposes of these bylaws, the term “Independent Director” shall mean a director who qualifies as independent in accordance with the Independence tests set forth in Section 303A.02 of the New York Stock Exchange’s Listed Company Manual, as amended. Notwithstanding the foregoing, the ownership of equity or debt securities of the Company, or derivatives thereof, shall not by itself disqualify any person from being classified as an Independent Director.

(b)Interpretation and Application of This Bylaw. The board of directors shall have the exclusive right and power to interpret and apply provisions of this bylaw, including, without limitation, the definitions of terms used in and guidelines for the application of this bylaw. In the case of any such interpretation or application to a specific person which results in such person being classified as an Independent Director, the board of directors shall have determined that such person is independent of management and free from any relationship that, in the opinion of the board of directors, would interfere with such person’s exercise of independent judgment as a board member. Each director has a duty to disclose all circumstances that may have a bearing on his or her classification as an Independent Director.

(c)Duties of Independent Directors. Independent Directors shall have the following special duties and responsibilities:

(1)to evaluate, periodically and at least annually, the performance of the chief executive officer of the Company, including, among other things, a determination of the manner in which he or she is fulfilling responsibilities to directors, shareholders, employees, customers and other constituencies.

(2)to assure that the chief executive officer has appropriate leadership succession plans for the Company; and

(3)to review and monitor achievement of the chief executive officer’s long-range strategic plans for the Company.

a.Lead Independent Director. The board of directors may, in its discretion, elect from the Independent Directors one director to be the lead independent director, whose term shall be annual, but who may not be elected to serve more than four annual terms in succession.

The lead independent director, if any, shall preside at all meetings of Independent Directors and, in addition, shall have such other duties and responsibilities as may be assigned to him or her from time to time by the board of directors.

Section 9.Limitation on Liability. A director shall not be personally liable for monetary damages for any action taken on or after January 27, 1987, or for the failure to take any action on or after the date, unless (i) the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Directors’ Liability Act (Act 145 of 1986, P.L. 1458), relating to standard of care and justifiable reliance, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 8 shall not apply to (i) the responsibility or liability of a director pursuant to any criminal statute, or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law. Any repeal or modification of any provision of this Section 8 of Article II shall be prospective only and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

ARTICLE III
OFFICERS

Section 1.Election. At its first meeting after each annual meeting of shareholders, the board of directors shall elect a president, a treasurer, a secretary, a controller and such other officers as it deems advisable. Any two or more offices may be held by the same person.

Section 2.President. Except as the board of directors may otherwise prescribe by resolution, the president shall be the chief executive officer of the Company and shall have general supervision over the business and operations of the Company and may perform any act and execute any instrument or other papers for the conduct of such business and operations.

Section 3.Other Officers. The duties and powers of the other officers shall be those usually related to their offices or as may be designated by the president, except as otherwise prescribed by resolution of the board of directors.

Section 4.General. In the absence of the president or any other officer or officers designated by the board shall exercise the powers and perform the duties of the president. The president, or any officer or employee authorized by him, may appoint, remove or suspend agents or employees of the Company, other than officers appointed by the board, and may determine their duties and compensation.

ARTICLE IV
INDEMNIFICATION

Section 1.Right to Indemnification. The Company shall indemnify to the extent not prohibited by applicable law, any person who was or is a party (which shall include for purposes of this Article IV the giving of testimony or similar involvement) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against any liability, penalty, damages, excise tax assessed with respect to an employee benefit plan, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Company. The board of directors may, and on request of any such person shall be required to, determine in each case whether applicable law prohibits indemnification, or such determination shall be made by independent legal counsel if the board so directs or if the board is not empowered by law to make such determination. If there has been a change in control (as such term is used in Item 6(a) of Schedule 14A promulgated by the Securities and Exchange Commission under the Exchange Act) of the Company between (1) the time of the action or failure to act giving rise to the claim for indemnification and (2) the time such claim is made, at the option of the person seeking indemnification the permissibility of indemnification shall be determined by independent legal counsel selected jointly by the Company and the person seeking indemnification. The fees and expenses of such counsel shall be paid by the Company. The obligations of the Company to indemnify a director, officer, employee or agent under this Article IV, including the duty to advance expenses, shall be a contract between the Company and such person, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the director, officer, employee or agent such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Section 2.Advancement of Expenses. Expenses (including attorney’s fees) incurred in defending an action, suit or proceeding referred to in this Article IV shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article IV or otherwise.

Section 3.Indemnification Not Exclusive. The indemnification and advancement of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any agreement, vote of shareholders or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

Section 4.Insurance, Security and Other Indemnification. The board of directors shall have the power to (a) authorize the Company to purchase and maintain, at the Company’s expense, insurance on behalf of the Company and others to the extent that power to do so has not been restricted by applicable law, (b) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure in any manner any of its indemnification obligations and (c) give other indemnification to the extent not prohibited by applicable law.

ARTICLE V
CERTIFICATES OF STOCK

Section 1.Share Certificates. Any or all classes and series of shares of the Company, or any part thereof, may be represented by uncertificated shares to the extent determined by the board of directors, except as otherwise required by applicable law or the Articles of Incorporation. To the extent a shareholder of record holds any shares not represented by uncertificated shares, such shareholder shall be entitled to a share certificate representing such shares held by him. To the extent that share certificates for the Company are issued, each such share certificate shall bear the corporate seal and the signature (which may be a facsimile signature) of the Chair, president or a vice president and the secretary or an assistant secretary or treasurer of the Company.

Section 2.Transfers. Shares of stock of the Company shall be transferable on the books of the Company only upon written instructions to the Company (or through its duly authorized transfer agent) by the registered holder or by such register holder’s duly authorized attorney, and, with respect to certificated shares of stock, only upon surrender of such share certificate(s), properly endorsed by the registered holder or by such register holder’s duly authorized attorney.

ARTICLE VII
CERTAIN MATTERS RELATING TO
PENNSYLVANIA ACT NO. 36 OF 1990

In accordance with the provisions of Section 2571(b)(2)(I) of the Pennsylvania Associations Code, as amended, Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Pennsylvania Associations Code shall not be applicable to the Company.

ARTICLE VII
AMENDMENTS

Except as restricted by applicable law, the authority to adopt, amend and repeal the bylaws of the Company is expressly vested in the board of directors, subject to the power of the shareholders to change such action. These bylaws may be changed at any regular or special meeting of the board of directors by the vote of a majority of all the directors in office.

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